UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 17, 2007
PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-7573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1401 Enclave Parkway, Suite 600
Houston, Texas 77077
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On August 17, 2007, Parker Drilling Company (the “Registrant”) issued a press release announcing that the Tax Committee of the Ministry of Finance of the Republic of Kazakhstan has issued a stay of enforcement of the notice of income tax assessment issued on August 6, 2007, against the Kazakhstan Branch of the Registrant’s subsidiary, Parker Drilling Company International Limited. The stay was granted in response to the appeal filed by the Branch asserting that the enforcement of the income tax assessment would result in double taxation to the Registrant.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is filed herewith:
     99      Press release dated August 17, 2007, issued by the Company
S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY
Dated: August 17, 2007	By:	/s/ Ronald C. Potter
Ronald C. Potter
Vice President

Index to Exhibits

     99      Press release dated August 17, 2007 issued by the Company.